Exhibit 10.17(c)

Third Amendment to the

Advanced Micro Devices, Inc. Executive Investment Account Plan

R E C I T A L S:

WHEREAS, Advanced Micro Devices, Inc. (the “Company”) previously adopted the Advanced Micro Devices, Inc. Executive Investment Account Plan (the “Plan”) as a nonqualified deferred compensation plan; and

WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), which applies to non-qualified deferred compensation plans as of January 1, 2005; and

WHEREAS, Internal Revenue Service Notice 2005-1 (“Notice 2005-1”), permitted employers to amend previously adopted nonqualified deferred compensation plans to allow participants to make new Compensation elections under the Plan’s terms for amounts to be received during the calendar year ending December 31, 2005, provided, however, that such elections had to be filed on or before March 15, 2005, and to revoke any previously submitted Compensation deferral elections; and

WHEREAS, the Company permitted its employees who are designated as Participants to make special deferral elections and to terminate their previously submitted deferral elections under this transition rule; and

WHEREAS, the Company desires to amend the Plan’s terms to document the ability for its employees to submit such elections as required in Notice 2005-1; and

WHEREAS, prior to December 31, 2006, or such later date as may be authorized in future regulatory guidance under Code Section 409A, this Plan shall be further amended to document the manner in which the Plan complies with Code Section 409A and the regulatory guidance issued under such provision.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1. Section 3.1 of the Plan by adding the following new Subsection (e) to the end thereof:

“(e) Special Deferral Election Termination Right. Pursuant to the authority granted by Q&A 20(a) of Notice 2005-1, and notwithstanding any other limitation contained in Article III of the Plan, each Participant may file a separate election to terminate a previously submitted election to defer some or all of his Compensation for the Plan Year ending December 31, 2005, provided that such election shall apply to all of his deferrals of Compensation for the Plan Year ending December 31, 2005 and such amounts shall be distributed from the Plan not later than December 31, 2005.”

2. Section 3.1 of the Plan by adding the following new Subsection (f) to the end thereof:

“(f) Special Deferral Election Rights. Pursuant to the authority granted by Q&A 21 of Notice 2005-1, and notwithstanding any other limitation contained in Section 3.1 to the Plan, each Participant may file a separate election to defer some or all of his Compensation for the Plan Year ending December 31, 2005, provided that:

(1) this special election must be submitted to the Committee on or before March 15, 2005; and

(2) any Compensation to which the special election applies may not be paid or payable at the time the election is submitted to the Committee.

Any amounts deferred under this Section 3.1(e) shall be subject to the Plan’s terms and conditions.”

3. Article VIII of the Plan by adding the following new Section 8.9 to the end thereof:

“Section 8.9 Code Section 409A Compliance.

The adoption of Sections 3.1(e) and (f) is not intended to constitute a “material modification” of the Plan’s terms for purposes of Code Section 409A and Prop. Treas. Reg. 1.409A-6(a)(4) with respect to amounts that were previously contributed to the Plan and became non-forfeitable on or before December 31, 2004. With regard to amounts that become non-forfeitable on or after January 1, 2005, this Plan shall be administered in accordance with the requirements of Code Section 409A and the regulatory guidance issued under such provision.”

IN WITNESS WHEREOF, the Company has caused the Plan to be amended by this Amendment Three this 9th day of November, 2005, to be effective as stated herein.

ADVANCED MICRO DEVICES, INC.
ADMINISTRATIVE COMMITTEE

By:	/s/ Mike Woollems

By:	/s/ Kelly Smales

By:	/s/ Reid Linney

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